Exhibit 23.3

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Denny’s Corporation on Form S-3 of our report dated February 7, 2004, appearing in and incorporated by reference in the Annual Report on Form 10-K of Denny’s Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Greenville, South Carolina

August 3, 2004